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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                           FIELDWORKS, INCORPORATED
            (Exact name of registrant as specified in its charter)

       Minnesota                                                 41-1731723
(State of incorporation                                       (I.R.S. Employer
   or organization)                                          Identification No.)


         9961 Valley View Road
         Eden Prairie, Minnesota                                    55344
(Address of principal executive offices)                         (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act: Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
                               (Title of class)


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                This Registration Statement Consists of 4 Pages
                            Exhibit Index on Page 4
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Item 1.  Description of Registrant's Securities to be Registered.

     The description of the common stock, $.001 par value (the "Common Stock"), of FieldWorks, Incorporated (the "Company") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting as part of the Registration Statement on Form S-1 (File No. 333-18335) filed by the Company with the Securities and Exchange Commission on December 20, 1996 (the "Registration Statement"), including any amendments thereto, which description is incorporated herein by reference.

Item 2.  Exhibits.

1. Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement).

2. Second Amended and Restated Articles of Incorporation of the Company (to be effective upon closing of the Company's initial public offering) (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement).

3. Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement).

4. Second Amended and Restated Bylaws of the Company (as proposed to be effective upon closing of the Company's initial public offering) (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement).

5. Form of Certificate for Common Stock (incorporated by reference to Exhibit
   4.1 to the Company's Registration Statement).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:  March 11, 1997

                                 FIELDWORKS, INCORPORATED



                                 By  /s/ Gary J. Beeman
                                    --------------------------------
                                    Gary J. Beeman
                                    President and Chief Executive Officer

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                           FieldWorks, Incorporated

                            Form 8-A Exhibit Index


Exhibit
Number    Exhibits
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1.        Amended and Restated Articles of Incorporation of the Company
          (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement).

2. Second Amended and Restated Articles of Incorporation of the Company (to be effective upon closing of the Company's initial public offering) (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement).

3. Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement).

4. Second Amended and Restated Bylaws of the Company (as proposed to be effective upon closing of the Company's initial public offering) (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement).

5.        Form of Certificate for Common Stock (incorporated by reference to
          Exhibit 4.1 to the Company's Registration Statement).

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